                                                                    EXHIBIT 99.1
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                               KOO KOO ROO, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF KOO KOO ROO, INC. FOR THE SPECIAL MEETING ON SEPTEMBER   , 1998

  The undersigned hereby constitutes and appoints A. William Allen, III, William M. McKay and Ronald D. Garber, his true and lawful agent and proxy with full power of substitution to represent, and to vote the shares of the undersigned at the Special Meeting of Stockholders of Koo Koo Roo, Inc. to be
held at        at           a.m. and at any adjournment or postponement
thereof on all matters coming before said meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the stated proposal.


                               SEE REVERSE SIDE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STATED PROPOSAL

                                                            Please mark
                                                            your votes
                                                            as in this   [X]
                                                              example.

1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 9, 1998, by and among Family Restaurants, Inc. ("FRI"), FRI-Sub, Inc. ("Merger-Sub") and Koo Koo Roo, Inc. ("KKR"), pursuant to which Merger-Sub will be merged with and into KKR with KKR being the surviving corporation in the merger (the "Merger") and becoming an indirect wholly owned subsidiary of FRI.

       FOR       AGAINST      ABSTAIN
       [_]         [_]          [_]

In their discretion, the proxyholders are authorized to vote upon all matters incident to the conduct of the Special Meeting and such others matters, if any, as may properly come before the Special Meeting or any postponement or adjournment thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING
AND THE PROXY STATEMENT/PROSPECTUS DATED AUGUST   , 1998 RELATING TO THE
SPECIAL MEETING.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

       , 1998

Signature _______________________________   Date ______________________________

Signature if held jointly _______________   Date ______________________________

Note: Please sign this proxy exactly as name appears herein. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

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